EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of February 11, 2013, by and among AMERICAN RODSMITHS, INC., a Texas corporation (“ARS”), and EVCARCO, INC, a Nevada corporation (“EVCA”) and the shareholders of AMERICAN RODSMITHS INC. (The “Shareholders”).

1.  RECITALS

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1.           The Shareholders are collectively the owners of 1,000 shares of the common stock of ARS (the “ARS Common Stock”), which represents all of the issued and outstanding capital stock of ARS (collectively the “ARS Shares”).

1.2           EVCA desires to issue a total of 40,000,000 shares of its common stock (the “EVCA Common Stock”) pro rata, to the Shareholders of the ARS Common Stock in exchange for 75% (750 shares) of the ARS Common Stock. The EVCA Common Stock is hereafter collectively referred to as the “EVCA Shares.”

1.3           The Shareholders desire to exchange the ARS Shares for the EVCA Shares in accordance with the terms and conditions of this Agreement.

1.4.           EVCA, the Shareholders and ARS desire that this transaction be consummated.

2.  EXCHANGE AND ISSUANCE OF SHARES

2.1           Exchange of EVCA Shares: At the Closing, EVCA shall exchange and deliver to the Shareholders of ARS a total of 40,000,000 shares of the EVCA Common Stock, to the Shareholders of ARS.

2.2           Exchange of ARS Shares:  At the Closing, the Shareholders of the ARS Common Stock shall exchange and deliver to EVCA a total of 750 shares of the ARS Common Stock, which represents seventy five percent (75%) of the issued and outstanding shares of ARS Common Stock.

2.3           Nature of EVCA Shares:  The EVCA Shares shall be issued with a restrictive legend in accordance with the rules and regulations of the Securities and Exchange Commission.

2.4            Private Sale Acknowledgment:  The parties acknowledge and agree that the exchange and issuance of the EVCA Shares is being undertaken as a private sale pursuant to Section 4(2) of the Securities Act of 1933, as amended and Nevada Revised Statutes Chapters 78 and 90 and is not being transacted via a broker-dealer and/or in the public market place.

3.  REPRESENTATIONS AND WARRANTIES OF EVCA.

EVCA represents and warrants to the Shareholders and ARS as follows:

3.1           Organization: EVCA is a corporation duly incorporated and validly existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings.

3.2           Capitalization:  The authorized capital of EVCA consists of 900,000,000 common shares, with a par value $0.001, of which 343,479,135 common shares have been issued and are currently outstanding; and 8,000,000 shares of Class B preferred stock, with a par value of $0.001, of which 8,000,000 shares have been issued and are currently outstanding.

3.3           Books and Records:  All material transactions of EVCA have been promptly and properly recorded or filed in or with its books and records and the Minute Book of EVCA contains records of all meetings and proceedings of the shareholders and directors thereof.

3.4           Legal Compliance:  To the best of its knowledge, EVCA is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which EVCA is subject or which apply to it or any of its assets.

3.5           Tax Returns:  All tax returns and reports of EVCA required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct and all taxes and governmental charges have been paid.

3.6           Adverse Financial Events: EVCA has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

3.7           Disputes, Claims and Investigations:  Except as previously disclosed, there are no material disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of EVCA threatened against or affecting EVCA at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

3.8           Employee Liabilities: Except as previously disclosed, EVCA has no knowledge of any liability to former employees or any liability to any governmental authorities with respect to current or former employees.

3.9           No Conflicts or Agreement Violations:  The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of EVCA or of any agreement to which EVCA is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by EVCA and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of EVCA.

3.10           Validly Issued and Authorized Shares:  That the EVCA Shares will be validly authorized and issued by EVCA, they will be fully paid and non-assessable and they will be issued in full compliance with all federal and state securities laws.

3.11           Corporate Authority:  The officers or representatives of EVCA executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors and shareholders of EVCA.

4.  REPRESENTATIONS OF ARS AND THE SHAREHOLDER

ARS and the Shareholders collectively and individually hereby represent and warrant as follows:

4.1           Share Ownership:  The Shareholders are the owners, beneficially and of record, of the ARS Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

4.2           Transferability of ARS Shares:  That the Shareholders have full power to transfer the ARS Shares to EVCA without obtaining the consent or approval of any other person or governmental authority.

4.3           Validly Issued and Authorized Shares:  That the ARS Shares are validly authorized and issued, fully paid, and non-assessable, and the ARS Shares have been so issued in full compliance with all applicable State, Federal and International securities.

4.4           Organization: ARS is a corporation duly incorporated and validly existing under the laws of the State of Texas and is in good standing with respect to any and all applicable regulatory filings.

4.5           Capitalization:  The authorized capital of ARS consists of 1,000 common shares, par value $.0001, of which 1,000 common shares are issued and outstanding as fully paid and non-assessable shares.

4.6           Books and Records:  All material transactions of ARS have been promptly and properly recorded or filed in or with its books and records and the Minute Book of ARS contains records of all meetings and proceedings of the shareholders and directors thereof.

4.7           Legal Compliance: ARS is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which ARS is subject or which apply to it or any of its assets.

4.8           Tax Returns:  All tax returns and reports of ARS required by law to be filed prior to the date hereof have been filed and are true, complete and correct and all taxes and governmental charges have been paid.

4.9           Adverse Financial Events: ARS has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

4.10           Disputes, Claims and Investigations:  There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of ARS threatened against or affecting ARS at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

4.11           Employee Liabilities: ARS has no liability to former employees or any liability to any government authorities with respect to current or former employees.

4.12           No Conflicts or Agreement Violations:  The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of ARS or of any agreement to which ARS is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by ARS and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of ARS.

4.13           No Liens:  That ARS has not received a notice of any assignment, lien, encumbrance, claim or charge against the ARS Shares.

4.14           Corporate Authority:  The officers or representatives of ARS executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Boards of Directors and Shareholders of ARS

5.  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER ALONE

The Shareholders alone further represent and warrant to EVCA as follows with respect to the EVCA Shares:

5.1           Financially Responsible:  That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

5.2           Investment Experience:  That they have had experience in the business of investments in one or more of the following: (i) investment experience with securities such as stocks and bonds; (ii) ownership of interests in partnerships, new ventures and start-up companies; (iii) experience in business and financial dealings; and that they can protect their own interests in an investment of this nature and they do not have an "Investor Representative", as that term is defined in Regulation D of the Securities Act of 1933 and do not need such an Investor Representative.

5.3           Investment Risk:  That they are capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all their investment capital and the lack of a liquid market, such that they may not be able to liquidate readily the investment whenever desired or at the then current asking price.

5.4           Access to Information:  That they have had access to the information regarding the financial condition of EVCA and they were able to request copies of such information, ask questions of and receive answers from EVCA regarding such information and any other information their desires concerning the EVCA Shares, and all such questions have been answered to their full satisfaction.

5.5           Private Transaction:  That at no time were they presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

5.6           Investment Intent:  The EVCA Shares are not being purchased with a view to or for the resale or distribution thereof and they have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

5.7           Due Diligence:  That the Shareholders shall have completed a due diligence review of the affairs of EVCA and are satisfied with the results of that review.

6.  CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

6.1           Exchange Closing:  The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place at the offices of EVCA, or at such time and place as may be agreed among by the parties, but in no event later than February 11, 2013.

6.2           Conditions and Closing:  Prior to the Closing the following will be required:

6.2.1.           Delivery of ARS Shares:  The Shareholders shall deliver to EVCA the certificate or certificates representing the ARS Shares, duly endorsed for transfer accompanied by a duly executed assignment of the ARS Shares to EVCA.

6.2.2.           Delivery of EVCA Shares: EVCA shall deliver to the Shareholders certificates representing the EVCA Shares registered in the names of the Shareholders.

6.2.3.           Requisite Corporate Resolutions:  Each party shall deliver to the other certified copies of resolutions from their respective Boards of Directors and Shareholders authorizing the subject transaction.

6.2.4.           Satisfactory Completion of Due Diligence:  Each party hereto shall deliver to the other written notice that it has completed its due diligence investigation and is satisfied with the results of such investigation.

6.3           Close of Transaction:  The subject transaction shall "close" upon the satisfaction of the above conditions.

6.4           Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the Escrow Holder the parties as set forth below.  Any party hereto may by notice so given change its address for any future notices:

If to EVCA:	7703 Sand Street Fort Worth, Texas 76118 Attention: Walter Speck

With a copy to:	The Law Office of William D. O’Neal, P.C. 527 N. Norris Ave Tucson, AZ 85719 Attention: William D. O’Neal Fax: (888) 353-8842

If to ARS:	1614 Summer Rain Dr. Sugar Land, TX 77479 Attention: Walter Speck

7.  COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

7.1           Cooperation of Parties:  The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

7.2           Arbitration:  The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in Fort Worth, Texas, according to the rules and practices of the American Arbitration Association from time to time in force.  This submission and agreement to arbitrate shall be specifically enforceable. This Agreement shall further be governed by and construed in accordance with the laws of the State of Texas.

7.3           Interpretation of Agreement:  The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

7.4           Modification of Agreement:  This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto.  Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

7.5           Attorney Fees:  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.6           Entire Agreement:  This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

7.7           Counterparts:  This Agreement may be signed in one or more counterparts.

7.8           Facsimile Transmission Signatures:  A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first-above written.

EVCARCO, Inc., a Nevada corporation

By:  /s/ Walter Speck
             Walter Speck
             Its: CFO

AMERICAN RODSMITHS, INC.

By:  /s/ Robert Sherer
             Robert Sherer
             Its: President

EVCARCO, INC. SHAREHOLDERS

By: /s/ Walter Speck
            Walter Speck as Attorney-in-Fact

AMERICAN RODSMITHS, INC. SHAREHOLDERS

By: /s/ Robert Sherer
             Robert Sherer as Attorney-in-Fact